MIDDLESEX WATER COMPANY HOSTS
ANNUAL MEETING OF SHAREHOLDERS

ISELIN, NJ, (May 26, 2010) “The demand for quality water and wastewater service seen in 2009 continues in 2010 and Middlesex Water remains well positioned to capitalize on those opportunities,” said Dennis W. Doll, President and CEO, at the Company’s Annual Meeting of Shareholders, held Tuesday, May 25, 2010 at its corporate headquarters. Middlesex Water Company, (NASDAQ:MSEX), is a provider of water and wastewater and related services, primarily in New Jersey and Delaware.
In his remarks to shareholders, Mr. Doll commented on the company’s recent expansion into Pennsylvania, the growing role of wastewater service in its service offerings and its commitment to investments in infrastructure and technology to enhance shareholder value and service delivery.
A. Bruce O’Connor, Vice President and Chief Financial Officer, reported on the Company’s most recent financial performance and discussed  the impact of the economy, customer growth and consumption trends in 2009 and the first quarter of 2010.  Mr. O’Connor also discussed the capital expenditure and funding plans for 2010, Middlesex Water’s dividend growth history, rate proceedings and other factors relevant to financial performance.  Management’s slide presentation at the Annual Meeting of Shareholders may be viewed on the company’s website at www.middlesexwater.com in the Investor Relations area under Presentations.
At the meeting, shareholders of the Company elected Directors Annette Catino, Steven M. Klein and Walter G. Reinhard, Esq.  and ratified the appointment by the Audit Committee of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
About Middlesex Water Company
Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware.  The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey.  Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc.  Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc.  The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. (TESI) are subject to the regulations of the Public Service Commission in Delaware.  TESI provides regulated wastewater utility services.  White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.  Twin Lakes Utilities, Inc. provides water services to residents of Shohola, Pennsylvania and is subject to the regulations of the Pennsylvania Utility Commission. These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.
For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.

This release contains forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
(732) 638-7549
www.middlesexwater.com